SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 2, 2016

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  Completion of Acquisition or Disposition of Assets.

On November 2, 2016, Nusa Tenggara Partnership B.V., owned 56.25% by Newmont Mining Corporation and its subsidiaries (collectively, “Newmont” or the “Company”) and 43.75% by Nusa Tenggara Mining Corporation (which is majority owned by Sumitomo Corporation), sold its 56% ownership interest in PT Newmont Nusa Tenggara (“PTNNT”), which operates the Batu Hijau copper and gold mine (“Batu Hijau”) in Indonesia, to PT Amman Mineral Internasional (“PTAMI”). In addition, NVL (USA) Limited (“NVL”), a wholly owned subsidiary of the Company, (i) sold a loan made to PT Pukuafu Indah (“PTPI”), secured by PTPI’s 17.8% interest in PTNNT, to PTAMI, and (ii) consented to PT Indonesia Masabaga Investama (“PTIMI”) selling its 2.2% interest in PTNNT to PTAMI with sale proceeds applied toward repayment of an NVL loan to PTIMI. After distributions to partners, the sales proceeds attributable to Newmont include  $920 million in cash, as well as contingent payments totaling $403 million.  Through these transactions, Newmont effectively sold its 48.5% economic interest in PTNNT to PTAMI and has no remaining interest in PTNNT, other than the contingent payment consideration.

ITEM 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information required to be furnished under this Item 9.01(b) is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description of Exhibits

99.1	Unaudited Pro Forma Condensed Financial Information

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ JOHN W. KITLEN
Name:	John W. Kitlen
Title:	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

Dated: November 3, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Unaudited Pro Forma Condensed Financial Information